UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2007

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 14, 2007 the Board of Directors of Broadcom Corporation elected Bret W. Johnsen as Vice President and Corporate Controller, and designated him as Principal Accounting Officer, effective immediately. Mr. Johnsen succeeds Bruce E. Kiddoo, who resigned from those positions effective August 31, 2007.

Mr. Johnsen, 38, joined Broadcom as a Corporate Accounting Manager in October 1999. From June 2000 through December 2003 Mr. Johnsen served as Controller for various business groups within Broadcom. He was appointed Director of Finance, Worldwide Operations in April 2003, and became Senior Director of Finance & Operations – Worldwide Manufacturing in May 2005. Most recently he served as Senior Director of Finance – Wireless Connectivity Group. Prior to joining Broadcom, Mr. Johnsen served as the Corporate Controller of Classified Ventures, Inc., an Internet company specializing in classified advertising. Before joining Classified Ventures, Mr. Johnsen served in various financial management positions at Qualcomm Incorporated. He received a B.S. in Accounting from the University of Southern California and an M.S. in Finance from San Diego State University. Mr. Johnsen is a certified public accountant, licensed in California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

September 20, 2007	By:	Eric K. Brandt

Name: Eric K. Brandt
Title: Senior Vice President and Chief Financial Officer